EXHIBIT 3.3



                          CERTIFICATE OF INCORPORATION

                                       OF

                           DEX MEDIA EAST FINANCE CO.

                             A DELAWARE CORPORATION


The undersigned, for the purpose of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation of DEX MEDIA EAST FINANCE CO., and does hereby certify:

         FIRST: The name of this corporation shall be: DEX MEDIA EAST FINANCE CO. (the "Corporation").

         SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, in the County of New Castle and its registered agent at such address is Corporation Service Company.

         THIRD: The purpose or purposes of the corporation shall be:

                    To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation is authorized to issue is: 1,000 shares of Common Stock, each having a par value of one penny ($0.01).

         FIFTH: The name and mailing address of the incorporator is as follows:

                                Laura Strache
                                c/o Latham & Watkins
                                885 Third Avenue; Suite 1000
                                New York, NY 10022

         SIXTH: Except as otherwise required by law, by the Certificate of Incorporation or the bylaws of the Corporation, as from time to time amended, the business of the Company shall be managed by or under the direction of a Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the company is expressly authorized to make, adopt, alter, mend or repeal the bylaws of the Company. The authorized number of directors shall be set forth in the bylaws of the Company as adopted or as set from time to time by a duly adopted amendment to the bylaws duly authorized.

         SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding


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the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing Violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of this provision, duty of loyalty means, and only means the duty not to profit personally at the expense of the Corporation and does not include conduct, whether deemed violation of fiduciary duty or otherwise, which does not involve personal monetary profit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         EIGHTH: The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact such person is or was a direct officer or employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         TENTH: Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

         IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, hereby executes and acknowledges that the facts set forth herein are true under penalties of perjury on this 8th day of October, 2002.

                                               /s/ Laura Strache
                                               ---------------------------------
                                               Laura Strache, Incorporator